RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

November 19, 2010

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111
Attention: Michael E. Prendergast, Senior Vice President

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of April 29, 2005 including Appendix A thereto (as amended, the "Agreement").

     Pursuant to the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following six (6) as additional funds (the "Additional Funds") as additional Portfolios under the Agreement:

          RYDEX MSCI EAFE EQUAL WEIGHT ETF
          RYDEX MSCI EMERGING MARKETS EQUAL WEIGHT ETF
          RYDEX MSCI ACWI EQUAL WEIGHT ETF
          RYDEX RUSSELL MIDCAP EQUAL WEIGHT ETF
          RYDEX RUSSELL 1000(R) EQUAL WEIGHT ETF
          RYDEX RUSSELL 2000(R) EQUAL WEIGHT ETF

                  [Remainder of Page Intentionally Left Blank]


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     In accordance with the Additional Funds provision of Section 1 of the
Agreement, we request that State Street confirm that it will act as Administrator with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                        Very truly yours,

                                        RYDEX ETF TRUST


                                        By: /s/ Joseph Arruda
                                            ------------------------------------
                                        Name:  Joseph Arruda
                                        Title: Assistant Treasurer

                                        Accepted:

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Michael F. Rogers
                                            ------------------------------------
                                        Name:  Michael F. Rogers
                                        Title: Executive Vice President


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                                   SCHEDULE A
                TO ADMINISTRATION AGREEMENT DATED APRIL 29, 2005

                        EFFECTIVE AS OF NOVEMBER 19, 2010

     Rydex Russell Top 50 ETF
     Rydex S&P Equal Weight ETF
     Rydex S&P 500 Pure Value ETF
     Rydex S&P 500 Pure Growth ETF
     Rydex S&P MidCap 400 Pure Value ETF
     Rydex S&P MidCap 400 Pure Growth ETF
     Rydex S&P MidCap 600 Pure Value ETF
     Rydex S&P MidCap 600 Pure Growth ETF
     Rydex S&P Equal Weight Consumer Discretionary ETF
     Rydex S&P Equal Weight Consumer Staples ETF
     Rydex S&P Equal Weight Energy ETF
     Rydex S&P Equal Weight Financial ETF
     Rydex S&P Equal Weight Health Care ETF
     Rydex S&P Equal Weight Industrial ETF
     Rydex S&P Equal Weight Materials ETF
     Rydex S&P Equal Weight Technology ETF
     Rydex S&P Equal Weight Utilities ETF
     Rydex 2x S&P 500 ETF
     Rydex Inverse 2x S&P 500 ETF
     Rydex MSCI EAFE Equal Weight ETF
     Rydex MSCI Emerging Markets Equal Weight ETF
     Rydex MSCI ACWI Equal Weight ETF
     Rydex Russell Midcap Equal Weight ETF
     Rydex Russell 1000(R) Equal Weight ETF
     Rydex Russell 2000(R) Equal Weight ETF


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